Aircraft Leasing, Support Services Drive 2016 Revenue Gains
Growth Will Continue in 2017, Adjusted EBITDA Projected to Increase 23%
WILMINGTON, OH, March 6, 2017 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter and full year ended December 31, 2016.
Compared with prior-year amounts:

•
Revenues increased 24 percent to $768.9 million for the year, and were up 22 percent to $221.7 million for the quarter. Excluding revenues from reimbursable airline expenses, revenues increased 18 percent for the year and 17 percent for the quarter. Principal contributors were ATSG's aircraft leasing, maintenance, and logistics businesses.

•
Earnings from Continuing Operations were $21.1 million, or $0.33 per share diluted, for 2016 and a $755 thousand loss, or a negative $0.01 per share diluted, for the fourth quarter. These results include the non-cash effects of warrants issued in March 2016 to Amazon Fulfillment Services, Inc. in connection with operating and lease agreements. Fourth quarter and full year earnings were also impacted by a $7.0 million reduction in revenue and pre-tax earnings from continuing operations, equating to $0.07 per share, resulting from a work stoppage by Teamsters-represented ABX Air pilots in November.

•
Adjusted Earnings from Continuing Operations, which exclude the non-cash warrant-related effects, were $37.5 million, or $0.58 per share for the year, and $12.0 million, or $0.19 per share for the fourth quarter. Adjusted Earnings and other adjusted amounts referenced below are non-GAAP financial measures. They are defined and reconciled to comparable GAAP results in tables at the end of this release.

•
Pre-tax earnings from continuing operations were $34.5 million for the year and $420 thousand for the fourth quarter of 2016. Adjusted Pre-tax Earnings, which exclude the warrant effects along with additional non-cash items, were $65.1 million, up seven percent for 2016, and $17.4 million, down 11 percent for the quarter. These adjustments to pretax earnings are defined and detailed in the earnings summary table later in this release, and include non-cash warrant-related effects, pension expense, and debt-issuance charges.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization as defined, and adjusted, in a table later in this release) increased seven percent to $211.8 million for 2016. Fourth-quarter Adjusted EBITDA was $56.4 million, even with the prior year. Adjusted EBITDA and the other non-GAAP measures above do not exclude the effects of the work stoppage in the fourth quarter.

•	Operating cash flow increased 10 percent in 2016 to $193.1 million. 2016 capital expenditures were $264.5 million. Share repurchases were $63.6 million, or 4.8 million ATSG shares.

Joe Hete, President and Chief Executive Officer of ATSG, said, “In 2016, we completed a major set of long-term agreements with Amazon in support of its new dedicated air network, and by year-end began leasing 14 of the contracted 20 Boeing 767s for that network. A 15th Boeing 767 was leased to Amazon in early January 2017. Our aircraft leasing, maintenance, and logistics businesses met aggressive targets from Amazon and other customers while generating good margins. However, our airline operations, particularly those at ABX Air, incurred significant pilot training and premium pay related to expanded CMI operations, along with lower revenues due to a November ABX pilot work stoppage. Taken together, these factors reduced our second-half 2016 pre-tax earnings by approximately $20 million. After first quarter 2017, we anticipate costs at our airlines to be normalized. That, along with minimal non-cash pension expense in 2017, is projected to result in a profitable year for our ACMI Services segment."
2016 Business Developments
ATSG completed several significant strategic and operating agreements that added value in 2016 or will deliver significant returns over the next several years. Those agreements and achievements include:
Expanded freighter fleet as five Boeing 767-300s entered service in 2016. Eighty percent of ATSG's 767s in service at year-end were leased for terms averaging more than four years.
Agreements with Amazon completed in March call for long-term placements of 20 leased and operated 767 freighters, plus warrants for Amazon to acquire up to 19.9 percent of ATSG shares.
Diversified, growing revenue streams as revenues excluding reimbursements increased 18 percent in 2016. DHL represented 34 percent, Amazon 29 percent, and the U.S. Military 12 percent of revenues.
Logistics business expanded through greater ground support roles for major customers.
PEMCO World Air Services was acquired, expanding AMES’s MRO capabilities and capacity, and adding conversion and MRO facilities in China, South America and the U.S. serving Boeing and Airbus airframes. Last month, PEMCO agreed to convert three 737-300 aircraft for its China customer YTO Cargo Airlines.
Maintained strict ROIC discipline with a prudent mix of fleet investments, strategic acquisitions, and share repurchases.

Segment Results
Cargo Aircraft Management (CAM)

CAM	Fourth Quarter		Year
($ in thousands)	2016	2015	2016	2015
Aircraft leasing and related revenues	$51,721	$46,729	$199,598	$177,789
Lease incentive amortization	(2,140)	—	(4,506)	—
Total CAM revenues	$49,581	$46,729	$195,092	$177,789
Pre-Tax Earnings	$16,759	$15,096	$68,608	$57,457
Significant Developments:

•
CAM’s fourth-quarter revenue gain came largely from growth with external customers, as external revenues were $31.6 million for the quarter and $117.6 million for the year. Externally leased freighters increased by eleven during 2016.

•	Pre-tax earnings increased $1.7 million for the quarter and $11.2 million for 2016. Two more Boeing 767-300 freighters entered service in the fourth quarter, for a total of five for the year.

•
At December 31, 2016, CAM owned 60 Boeing cargo aircraft, 59 of which were in service, including 52 767s, four 757-200 freighters and four 757-200 combi aircraft. CAM purchased eleven 767-300 aircraft in 2016 and sold one. Seven were awaiting or undergoing modification from passenger to freighter configuration at year-end.

•
CAM expects to purchase two Boeing 737 aircraft this year for conversion to freighters by ATSG's newly acquired PEMCO unit, and lease them to Okay Airways of China, representing CAM's first investments in the 737 type. Okay, which in 2015 agreed with ATSG to form a new joint venture to support growing e-commerce-driven express-network demand in Asia, expects to operate the 737s pending government approval of the joint venture.

ACMI Services

ACMI Services	Fourth Quarter		Year
($ in thousands)	2016	2015	2016	2015
Revenues
Airline services	$105,011	$106,262	$410,598	$395,486
Reimbursables	30,045	17,569	82,261	37,623
Total ACMI Services Revenues	135,056	123,831	492,859	433,109

Pre-Tax Earnings (Loss)	(4,953)	3,705	(32,125)	(2,654)
Significant Developments:

•
Airline services revenues and pre-tax earnings were affected by direct ramp-up costs for expanded air network operations in support of Amazon and other customers, and by revenue shortfalls tied primarily to a November work stoppage by Teamsters-represented pilots at ABX Air. That November work stoppage negatively impacted ACMI Services revenues and pre-tax earnings by $7.0 million.

•
Principal cost effects included higher premium pay, training, and related costs for meeting customer commitments, especially as our CMI services expanded in the second half of 2016. These cost effects in the fourth quarter were comparable to third quarter levels. In total, those higher costs and reduced revenues affected our ACMI Services pre-tax earnings by approximately $20 million, primarily in the second half of 2016.

•	The higher ramp-up costs are likely to persist through the first quarter of 2017, but normalize thereafter as our airline workforces align with demand.
Other Activities

Other Activities	Fourth Quarter		Year
($ in thousands)	2016	2015	2016	2015
Revenues	$84,947	$55,812	$262,539	$161,995
Pre-Tax Earnings	3,536	1,568	16,623	8,561

Significant Developments:

•
External customer revenues from all other activities in the fourth quarter were $55.0 million, up 69 percent in the fourth quarter, and $158.4 million, up 69 percent for the year. Revenues increased from aircraft maintenance services, including airframe heavy maintenance for Delta Air Lines, from postal center management and logistics and other ground services. Pre-tax earnings for 2016 reflect improved earnings from heavy maintenance and logistics services.

•
In February 2017, PEMCO agreed with YTO Cargo Airlines (YTO) of China for the passenger-to-freighter modification of three Boeing 737-300 aircraft during 2017. These are in addition to the two 737s that, as previously mentioned, PEMCO will convert and CAM will own and lease to China-based Okay Airways.

•
In February 2017, Amazon announced plans to transfer ATSG-supported hub and logistics operations in Wilmington to facilities at the Greater Cincinnati airport (CVG) in Northern Kentucky. ATSG will continue to support those operations in Wilmington until the move to CVG, currently anticipated to occur in May 2017. Revenues derived from these hub and logistics operations in Wilmington totaled approximately $5.0 million during the fourth quarter of 2016.

Outlook
ATSG's outlook for its Adjusted EBITDA from Continuing Operations for 2017 is $260 million, based on its current plan for aircraft lease deployments during the year, and significant improvement in its airlines. ATSG projects that the annualized effect of anticipated fleet deployments in 2017 implies an Adjusted EBITDA run rate entering 2018 of $300 million, before contributions from additional growth investments next year.
ATSG currently projects 2017 capital expenditures of approximately $355 million, of which $285 million will be related to fleet expansion, and the remainder principally to maintain ATSG's current fleet. The 2017 fleet expansion spending will include costs to complete modification of eleven 767-300 aircraft, nearly all of which are committed to customers for deployment in 2017, including five for Amazon. It will also include the purchase, modification and deployment of additional Boeing aircraft for other customers, including 737s for the China market. We expect to end 2017 with six more 767s in mod for 2018 deployment. All are projected to exceed ATSG's return on invested capital target upon deployment.
"ATSG's business model continues to emphasize the supply of leased aircraft and operating services to express and other regional air cargo networks throughout the world," Hete said. "With the majority of our 2017 growth already under contract, we are well positioned to continue benefiting from the powerful trends driving e-commerce investments for faster connections between manufacturers, distributors, and end users. 2017 will be another year in which our fleet investments significantly expand our position in this key global growth market."
Conference Call
ATSG will host a conference call on March 7, 2017, at 10:00 a.m. Eastern time to review its financial results for the fourth quarter of 2016. Participants should dial (888) 771-4371 and international participants should dial (847) 585-4405 ten minutes before the scheduled start of the call and ask for conference pass code 44441547. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on March 7, 2017, beginning at 1:00 p.m. and continuing through March 14, 2017, at (888) 843-7419 (international callers (630) 652-3042); use pass code 44441547#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the number and timing of deployments and redeployments of our aircraft to customers; the successful implementation and operation of the new air network for Amazon, the ability and timeliness with which the joint venture is able to secure the necessary approvals from the People’s Republic of China and execute its business plan; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

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AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUES	$221,675	$181,581	$768,870	$619,264

OPERATING EXPENSES
Salaries, wages and benefits	66,196	54,446	231,667	181,785
Depreciation and amortization	35,891	34,296	135,496	125,443
Maintenance, materials and repairs	24,646	24,703	105,735	96,044
Fuel	28,963	17,533	87,134	52,615
Contracted ground and aviation service	24,827	8,806	57,491	18,983
Travel	5,122	5,253	20,048	18,007
Rent	3,110	2,777	11,625	11,677
Landing and ramp	3,932	2,745	13,455	9,727
Insurance	1,121	1,009	4,456	3,645
Other operating expenses	9,727	7,463	38,015	28,548
	203,535	159,031	705,122	546,474

OPERATING INCOME	18,140	22,550	63,748	72,790
OTHER INCOME (EXPENSE)
Interest income	33	21	131	85
Interest expense	(3,089)	(2,644)	(11,318)	(11,232)
Net gain (loss) on financial instruments	(14,664)	573	(18,107)	920
	(17,720)	(2,050)	(29,294)	(10,227)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	420	20,500	34,454	62,563
INCOME TAX EXPENSE	(1,175)	(7,157)	(13,394)	(23,408)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(755)	13,343	21,060	39,155

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	2,287	1,425	2,428	2,067
NET EARNINGS	$1,532	$14,768	$23,488	$41,222

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$(0.01)	$0.21	$0.34	$0.61
Diluted	$(0.01)	$0.21	$0.33	$0.60

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	59,083	63,742	61,330	64,242
Diluted	59,083	64,536	62,994	65,127

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,358	$17,697
Accounts receivable, net of allowance of $1,264 in 2016 and $415 in 2015	77,247	57,986
Inventory	19,925	12,963
Prepaid supplies and other	19,123	12,660
TOTAL CURRENT ASSETS	132,653	101,306

Property and equipment, net	1,000,992	875,401
Other assets	80,099	26,285
Goodwill and acquired intangibles	45,586	38,729
TOTAL ASSETS	$1,259,330	$1,041,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$60,704	$44,417
Accrued salaries, wages and benefits	37,044	27,454
Accrued expenses	10,324	8,107
Current portion of debt obligations	29,306	33,740
Unearned revenue	18,407	12,963
TOTAL CURRENT LIABILITIES	155,785	126,681
Long term debt	429,415	283,918
Post-retirement obligations	77,713	108,194
Other liabilities	52,542	61,913
Stock warrants	89,441	—
Deferred income taxes	122,532	96,858

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 85,000,000 shares authorized; 59,461,291 and 64,077,140 shares issued and outstanding in 2016 and 2015, respectively	595	641
Additional paid-in capital	443,416	518,259
Accumulated deficit	(32,243)	(55,731)
Accumulated other comprehensive loss	(79,866)	(99,012)
TOTAL STOCKHOLDERS’ EQUITY	331,902	364,157
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,259,330	$1,041,721

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
CAM
Aircraft Leasing	$51,721	$46,729	$199,598	$177,789
Lease incentive amortization	(2,140)	—	(4,506)	—
Total CAM	49,581	46,729	195,092	177,789
ACMI Services
Airline services	105,011	106,262	410,598	395,486
Reimbursables	30,045	17,569	82,261	37,623
Total ACMI Services	135,056	123,831	492,859	433,109
Other Activities	84,947	55,812	262,539	161,995
Total Revenues	269,584	226,372	950,490	772,893
Eliminate internal revenues	(47,909)	(44,791)	(181,620)	(153,629)
Customer Revenues	$221,675	$181,581	$768,870	$619,264

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	16,759	15,096	68,608	57,457
ACMI Services	(4,953)	3,705	(32,125)	(2,654)
Other Activities	3,536	1,568	16,623	8,561
Net, unallocated interest expense	(258)	(442)	(545)	(1,721)
Net gain (loss) on financial instruments	(14,664)	573	(18,107)	920
Total Earnings from Continuing Operations before Income Taxes	$420	$20,500	$34,454	$62,563

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net	206	(260)	6,815	(1,040)
Add debt issuance charge from non-consolidating affiliate	—	—	1,229	—
Add lease incentive amortization	2,140	—	4,506	—
Add (subtract) net loss (gain) on financial instruments	14,664	(573)	18,107	(920)
Adjusted Pre-tax Earnings	$17,430	$19,667	$65,111	$60,603

Non-GAAP financial measures: This report contains non-GAAP financial measures that management uses to evaluate the Company’s historical results. Management believes that the non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons and provide additional clarity about events and trends impacting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that the Company’s management uses to evaluate past performance and prospects for future performance.

Adjusted Pre-tax Earnings excludes certain items included in GAAP based pre-tax earnings from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations while highlighting changes to certain items among periods. Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less financial instrument gains or losses, non-service components of retiree benefit costs, lease incentive amortization and the write-off of debt issuance costs from a non-consolidating affiliate.

Adjusted Pre-tax Earnings is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Earnings from Continuing Operations Before Income Taxes	$420	$20,500	$34,454	$62,563
Interest Income	(33)	(21)	(131)	(85)
Interest Expense	3,089	2,644	11,318	11,232
Depreciation and Amortization	35,891	34,296	135,496	125,443
EBITDA from Continuing Operations	$39,367	$57,419	$181,137	$199,153
Add non-service components of retiree benefit costs, net	206	(260)	6,815	(1,040)
Add debt issuance charge from non-consolidating affiliate	—	—	1,229	—
Add lease incentive amortization	2,140	—	4,506	—
Add (subtract) net loss (gain) on financial instruments	14,664	(573)	18,107	(920)

Adjusted EBITDA	$56,377	$56,586	$211,794	$197,193

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. Management uses Adjusted EBITDA because it is a metric that allows investors to compare the financial results of our underlying operations between quarters. Additionally, these non-GAAP adjustments are similar to the adjustments used by our lenders through the Company’s Senior Credit Agreement, to assess our performance and determine our cost of borrowed funds. Our adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to our on-going operating activities. We present EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument gains or losses, non-service components of retiree benefit costs, amortization of lease incentive costs recorded in revenue and the write-off of debt issuance costs from a non-consolidating affiliate.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

The Company's financial results as reported under GAAP, include the effects of stock warrants granted to a customer as a lease incentive. The value of the stock warrants is recorded as a customer lease incentive asset and is amortized against revenue over the term of the related aircraft leases. The stock warrant obligation is reflected as a liability and revalued to fair value at the end of each reporting period. The stock warrant liability was revalued as of December 31, 2016, with the change in fair value recorded to earnings. Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations, non-GAAP measures presented below, reflect the Company's results after removing the lease incentive amortization and the warrant revaluation effects during the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Earnings (loss) from Continuing Operations (GAAP)	$(755)	$13,343	$21,060	$39,155
Loss from warrant revaluation, net of tax	10,817	—	13,049	—
Lease incentive amortization, net of tax	1,917	—	3,424	—
Adjusted Earnings from Continuing Operations (non-GAAP)	$11,979	$13,343	$37,533	$39,155

Weighted Average Shares - diluted (GAAP)	59,083	64,536	62,994	65,127
Additional weighted average shares	5,255	—	1,940	—
Adjusted Shares (non-GAAP)	64,338	64,536	64,934	65,127

Earnings (loss) per Share from Continuing Operations - diluted (GAAP)	$(0.01)	$0.21	$0.33	$0.60
Effect of warrant revaluation, net of tax	0.17	—	0.20	—
Effect of lease incentive amortization, net of tax	0.03	—	0.05	—
Adjusted Earnings per Share from Continuing Operations (non-GAAP)	$0.19	$0.21	$0.58	$0.60

Management presents Adjusted Earnings per Share from Continuing Operations to remove the effects in the income statement of a large grant of stock warrants, including their related adjustment to fair value which is recorded at the end of each quarter. Under U.S. GAAP, these warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses which are not directly related to the Company's operating performance. Accordingly, the non-GAAP calculation of EPS provides additional information to investors regarding the earnings per share without the volatility otherwise caused by the stock warrants.

Adjusted Earnings per Share from Continuing Operations equals Adjusted Earnings from Continuing Operations divided by Adjusted Shares. Adjusted Shares include warrants which correspond to the revaluation adjustment that were not included in weighted average shares used for GAAP. Adjusted Earnings from Continuing Operations is defined as Earnings from Continuing Operations excluding the amortization of the lease incentive asset, net of taxes, and excluding the warrant revaluation loss or gain, net of taxes. Management uses Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations to compare the performance of its operating results among periods.

Adjusted Earnings from Continuing Operations, Adjusted Shares and Adjusted Earnings per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			December 31,			December 31,
	2015			2016			2017 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	36	36	—	36	36	—	36	36	—
B767-300	11	11	—	16	16	—	27	27	—
B757-200	5	4	1	4	4	—	4	4	—
B757 Combi	4	4	—	4	4	—	4	4	—
B737-400	—	—	—	—	—	—	2	2	—
Total Aircraft	56	55	1	60	60	—	73	73	—

Owned Aircraft In Serviceable Condition
	December 31,			December 31,			December 31,
	2015			2016			2017 Projected

Dry leased without CMI		15			13			22
Dry leased with CMI		15			28			32
ACMI/Charter		25			18			19
Staging/Unassigned		—			1			—
		55			60			73

Owned Aircraft In or Awaiting Cargo Conversion
	December 31,			December 31,			December 31,
	2015			2016			2017 Projected
B767-300		2			7			6